Exhibit 23
            Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-87844, 33-
88982, 33-88984 and 33-63429) of our report dated September
30, 1999 relating to the consolidated financial statements of Apollo Group, Inc., which appears in Apollo Group,
Inc.'s Annual Report on Form 10-K for the year ended August
31, 1999. We also consent to the incorporation by reference of our report dated September 30, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.



PricewaterhouseCoopers LLP
Phoenix, Arizona
July 19, 2000